Exhibit 16.2


Office of the Chief
Accountant
Securities and Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

March 15, 2001


Dear Sir/Madam:

We have read the first, third, and fourth paragraphs of Item 4 included in the Form 8-K dated March 8, 2001 of Wisconsin Gas

Company to be filed with Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,



/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP


Copy to:  Mr. Stephen P. Dickson, Principal Accounting Officer.